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                                                                     Exhibit (j)

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Auditors and Counsel" and "Financial Information" in the Statement of Additional Information, which are included in Post-Effective Amendment Number 20 to the Registration Statement (Form N-1A, No. 33-57684) of the Pacific Capital Funds and to the use of our report dated September 5, 2003, incorporated by reference therein.

                             /s/ ERNST & YOUNG LLP


Columbus, Ohio

November 20, 2003